Exhibit 10.6

SUBORDINATION AGREEMENT

THIS AGREEMENT is made and entered into effective this 9th day of March, 2007, by and between MISCOR Group, Ltd. (an Indiana corporation hereinafter referred to as the “Borrower”), MFB Financial (hereinafter referred to as the “Bank”) and the holder(s) of all or any portion of a subordinated secured convertible debenture (the “Debenture”) in an amount of up to $4,025,000.00 (with such holder(s) being referred to herein as the “Subordinating Party”), acting by and through its/their duly authorized agent, Strasbourger Pearson Tulcin Wolff, Inc. (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower is presently, or will hereafter become, indebted to Subordinating Party pursuant to the Debenture (a true and accurate copy of the Debenture is attached hereto as Exhibit “A”); and

WHEREAS, Borrower and Subordinating Party have requested that Bank extend credit to Borrower, but Bank is willing to do so T and only it all of the indebtedness owing or to become owing by Borrower to Subordinating Party, and all collateral for such indebtedness, are expressly subordinated to any and all indebtedness now or hereafter owing to Bank by Borrower and all collateral therefor.

NOW, THEREFORE, in consideration of the mutual terms and provisions contained herein, and in order for Borrower and Subordinating Party to induce Bank to extend credit to Borrower, the parties agree to as follows:

1.  For purposes hereof, the following terms shall have the following meanings:

a.
“Bank” shall mean and refer to MFB Financial, a banking institution with its principal place of business located in St. Joseph County, Indiana, as well as to all related and affiliated financial institutions and entities, as well as to all successors, assigns and participants of MFB Financial.

b.
“Superior Indebtedness” shall mean and refer to any and all indebtedness and obligations now or hereafter owing by Borrower to Bank, including, but not limited to, future advances, and all obligations of Borrower to Bank under any and all promissory notes, mortgages, security agreements, assignments, leases, guaranties, and all other agreements or documents heretofore or hereafter executed by Borrower to or in favor of Bank, including any and all interest, late charges, prepayment premiums, and all other amounts accruing or payable under any such documents, including principal and interest accruing before or after commencement of any voluntary or involuntary bankruptcy or reorganization, insolvency or similar proceedings regarding Borrower, whether such indebtedness or obligations be direct or indirect, absolute or contingent, or primary or secondary, and all partial or full extensions, renewals or modifications thereof, The “Superior indebtedness” shall specifically include, but not be limited to, the indebtedness owing by Borrower to Bank represented by a certain promissory note dated February __, 2007, in the original principal amount of $5,000,000.00, together with all renewals, extensions and modifications thereof, as well as all accrued and accruing interest and costs as provided in paragraph 3.

c.
“Subordinated Debt” shall mean any and all indebtedness and obligations now or hereafter owing by Borrower to Subordinating Party, or any of them, including, but not limited to, future advances, and all obligations of Borrower under any and all notes, mortgages, security agreements, assignments, leases, guaranties, and all other agreements or documents heretofore or hereafter executed by Borrower to or in favor of Subordinating Party, including all interest, late charges, prepayment premiums, and other amounts set forth in any such documents, and including principal and interest accruing before or after commencement of any voluntary or involuntary bankruptcy or reorganization, insolvency or similar proceedings regarding Borrower, whether such indebtedness or obligations be direct or indirect, absolute or contingent, or primary or secondary, and all partial or full extensions, renewals or modifications thereof. The “Subordinated Debt” shall specifically include, but not be limited to, the Debenture and all amounts owing thereunder, together with all renewals, extensions and modifications thereof.

d.
Notwithstanding any other provision of this Agreement, including, but not limited to, subparagraph b of this paragraph, the amount of the Superior Indebtedness which shall have priority pursuant hereto shall be limited to the principal sum of $5,500,000.00, plus accrued and accruing interest on said principal sum and the costs described in paragraph 3 hereof unless

Agent, on behalf of Subordinating Party, agrees in writing to a greater amount. Any indebtedness owing by Borrower to Bank in excess of said amount ($5,500,000.00 plus interest and costs) shall not be included in the term “Superior Indebtedness” for purposes of this Agreement, The remainder of this Agreement shall be interpreted with the limitation contained in this subparagraph in mind and the provisions of this subparagraph shall take precedence and priority over each and every conflicting provision of this Agreement.

e.
It is understood and agreed that the “Superior Indebtedness” shall include any and all indebtedness and liabilities of each and every nature and description owing or to become owing to Bank by Borrower either alone or in combination with others.

2.  Subordinating Party hereby agrees that any and all of the Subordinated Debt shall be and hereby is absolutely and unconditionally subordinated in every manner and to every extent to the Superior Indebtedness and to the prior payment and satisfaction in full of the Superior Indebtedness. The Subordinating Party further agrees that each and every security interest, mortgage, lien, claim, right or title of Bank in, to or against any real or personal property or assets of Borrower shall be superior to each and every security interest, mortgage or lien which Subordinating Party has or may acquire in the same property or assets. Each and every security interest, mortgage or lien held by or in favor of Subordinating Party in, to or against such property or assets is and shall remain absolutely and unconditionally subordinated, junior, inferior and postponed in priority, operation and effect to the priority, operation and effect of any security interest, mortgage or lien held by or in favor of Bank, all with the same force and effect as though such security interest, mortgage or hen held by or in favor of Bank had attached and was perfected prior to the perfection of any such security interest, mortgage or lien of Subordinating Party. Subordinating Party agrees to execute such instruments and documents as Bank may request from time to time in order to evidence or accomplish the intent of this Agreement, and Subordinating Party and Borrower expressly consent to the delivery, filing and recording of any such instruments or documents with such persons and authorities as Bank shall deem appropriate. Bank makes no representation or warranty concerning any collateral or the validity, perfection or priority of any security interest, lien or mortgage. Bank shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of or realize upon any property. Bank may in its discretion apply the proceeds of c0Uateral to any indebtedness then owing by Borrower to Bank secured thereby in any order as Bank deems appropriate.

3.  Borrower agrees that any and all of the Superior Indebtedness must be fully paid and discharged, together with all interest thereon and all expenses of collecting the same or otherwise protecting and/or enforcing the rights and/or interests of Bank, including, but not limited to, attorneys’ and legal assistants fees and collection expenses, before any payment to Subordinating Party, by way of cash, setoff or otherwise, may be paid to Subordinating Party by Borrower.

4.  Borrower, and Agent on behalf of Subordinating Party, represent to Bank and agree that the amount of the Subordinated Debt is not and shall not hereafter be represented by any notes or other negotiable instruments, except the Debenture. Agent, on behalf of Subordinating Party, and Borrower will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

“The obligations of the Company created by this Debenture are subordinate in right of payment to any the Company pursuant to that certain Loan Agreement dated March 9th, 2007 by and between Company (now known as MISCOR Group, Ltd.”) and MFB Financial creating a $5.5 million credit facility (the “Credit Facility”), and each promissory note given by Company pursuant thereto.

Agent, Subordinating Party and Borrower also agree that each and every financing statement filed with any governmental office pertaining to the Subordinated Indebtedness and/or the security therefor shall contain the following:

Notwithstanding the order of filing of financing statements concerning the Debtor, the security interests described herein are, and shall at ad Imes remain, subordinate and inferior to any and all security interests now or hereafter held by or in favor of MFB Financial and its successors and assigns.

Further, Subordinating Party, Agent and Borrower will mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement and will, in the case of any hereafter arising Subordinated Debt which is not evidenced by an instrument, upon Bank’s request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments containing the language required above; provided however, that the foregohg shall not permit Borrower to incur or assume any indebtedness in violation of the terms governing the Superior Indebtedness. Agent on behalf of Subordinabng Party, and Borrower each will, at it’s own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Bank may reasonably request in order to protect any right or interest granted or purported to be granted hereby or to enable Bank to exercise and enforce its rights and remedies hereunder.

5.  Borrower shall not make any payment, and Subordinating Party shall not receive or accept any payment, with respect to any of the Subordinated Debt in violation of this Agreement. In the event Subordinating Party receives any payment from Borrower that is not expressly permitted hereby, whether such payment be in cash, by setoff or otherwise, Subordinating Party shall be liable and accountable therefor to Bank. Subordinating Party shall be deemed to have received each and every such payment in trust for the use and benefit of Bank, and Subordinating Party shall not commingle the same with any other funds and shall pay over and deliver each such payment immediately to Bank, even if Bank does not make demand for such payment or delivery.

6.  This subordination shall survive and remain in full force and effect in the event of any administration of the property and/or affairs of Borrower arising from any assignment for the benefit of creditors, bankruptcy, receivership, liquidation or other like proceedings.

7.  This Agreement is a continuing subordination and shall continue in full force and effect, and Bank may make extensions of credit to Borrower in reliance upon this Agreement, at any time any Superior Indebtedness or costs described in Paragraph 3 hereof remain unpaid. Subordinating Party agrees that Bank, at any time and from time to time, may enter into such agreements with Borrower as Bank may deem proper affecting any property which secures all or any portion of the Superior Indebtedness (the “Collateral”), and may sell, surrender or otherwise deal with any of the Collateral without notice to Subordinating Party and without in any way impairing or affecting this Agreement. The obligations of Subordinating Party, and the subordinations provided for herein, shall not be affected or impaired by any compromise, release, renewal, extension, forbearance, indulgence, alteration, change in, modification of, grant of participation in, or other disposition of any documents or instruments executed by Borrower in favor of Bank, any release of any guarantor of the obligabons of Borrower to Bank or any other person, any failure of Bank to pursue its remedies against the Collateral or any one or more of the guarantors or any other person, any failure to collect any of the indebtedness owing by Borrower to Bank when due, any failure to give notice of acquisition or expected acquisition of a purchase money security interest, or any delay or omission by Bank in the exercise of any right or remedy against Borrower or any guarantor of the obligations of Borrowerto Bank.

8.  In the event of the liquidation of Borrower or the Collateral, or distribution of Borrower’s assets, any obligation of Borrower to Bank shall be satisfied and discharged before Subordinating Party receives any distributive share or payment on account of its obligations against Borrower. Any dividends or other payments with respect to the Collateral, by virtue of any insolvency proceedings instituted by or against Borrower, shall also be distributed first to Bank, in an amount required to satisfy the full about of the Superior Indebtedness. In order to enable Bank to enforce its rights hereunder in any such action or proceeding, Bank is hereby irrevocably authorized and empowered, in its discretion, to make and present, for and on behalf of Subordinating Party such proofs of claims against Borrower or against any Bankruptcy trustee or debtor in possession on account of indebtedness hereby subordinated as Bank may deem expedient or proper, and to vote such proofs of claims in any such proceedings, and to receive and collect any and all dividends or other payments or disbursements made thereof in whatever form the same may be paid or issued, and to apply same on account of any indebtedness owing to Bank by Borrower which relate to the Superior Indebtedness; and Agent and Subordinating Party, further agree to execute and deliver to Bank such assignment(s), release(s) or other instruments as may be required by Bank in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time (a) in connection with any such liquidation of Borrower or the Collateral or the distribution of Borrower’s assets and/or (b) on account of all or any of the indebtedness hereby subordinated.

9.  All persons executing the Agreement in a representative capacity warrant that they have authority to execute this Agreement and bind the entities they purport to represent. In particular, but not in limitation of the foregoing, the person signing this Agreement on behalf of the Agent for Subordinating Party represents, warrants and certifies that the execution and delivery of this Agreement by Agent on behalf of Subordinating Party (i) do not violate the provisions of the Debenture and the documents pertaining thereto (ii) are binding acts of Subordinating Party, and (iii) this Agreement will be an enforceable obligation of Subordinating Party according to the terms and provisions hereof. Agent and Borrower further represent, warrant and agree as follows:

A.	A true and accurate copy of the Debenture is attached hereto as Exhibit “A.”

B.
The Debenture has not been amended, supplemented, modified in any respect or to any extent, except that the maturity date has been extended to February 28, 2008, and the amount of the “Credit Facility” to which the Debenture is subordinated has been increased to $5,500,000.00.

C.
The “Company” under the Debenture is the Borrower, notwithstanding the name difference, as “Magnetech Integrated Services Corp.” is the former legal name of the Borrower, and “Magnetech Integrated Services Corp.” and the Borrower are one and the same entity. The same name change was effected by an amendment to Borrower’s Articles of Incorporation filed with the Indiana Secretary of State on September 23, 2005.

D.
The Debenture has been, and hereby is, deemed amended to the extent necessary to be consistent with, and to give full effect to, this Agreement and the subordinations provided for herein. To the extent any provision hereof is inconsistent in any respect or to any extent with this Subordination Agreement, and/or to the extent the provisions of this Agreement are inconsistent with the Debenture, the Debenture is hereby deemed modified and amended so that this Subordination Agreement is in all respects authorized by, and consistent with, the Debenture.

10.  This Agreement constitutes the entire understanding of the parties hereto pertaining to the matters covered hereby and may only be modified or amended by a writing signed by all parties. This Agreement is binding on, and shall inure to, the parties hereto and their respective heirs, representatives, successors and assigns.

11.  Agent, on behalf of the Subordinating Party, and Borrower, each acknowledges and agrees that (i) it has been given the opportunity to consult with counsel and other advisors of its choice, and after having the opportunity to consult with such counsel and advisors, knowingly, voluntarily and without duress, coercion, unlawful restraint, intimidation or compulsion, enters into this Agreement, (ii) this Agreement has been entered into in exchange for good and valuable consideration, the receipt and sufficiency of which Borrower and the Subordinating Party each acknowledges, and (iii) it has carefully and completely read all of the terms and provisions of this Agreement and is not relying on the opinions or advice of Bank or its agents or representatives in entering into this Agreement.

12.  The parties agree that this Agreement is the product of theirjoint efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against any party merely because of that party’s efforts in preparing it.

13.  This Agreement shall be enforceable in, and interpreted under, the laws of the State of Indiana. The parties hereto acknowledge that the transactions contemplated by this Subordination Agreement bear a reasonable relation to the state of Indiana. The parties hereto agree that the internal laws of the state of Indiana shall govern this Subordination Agreement and the exhibits hereto, including, but not limited to, ad issues related to usury. Any action to enforce the terms of this Subordination Agreement or any of its exhibits Shall be brought exclusively in the state and/or federal courts situated in St. Joseph County, Indiana. Service of process in any action to enforce the terms of this Subordination Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Subordination Agreement.

14.  The subordination’s and priorities specified in this Subordination Agreement are not conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated and, if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority agreements provided herein shall continue to be effective as to the particular Collateral which is the subject of the unperfected or avoidable security interest. In no event shall Subordinating Party institute, or join as a party in the institution of any action, suit or proceeding or take any action of any kind whatsoever seeking a determination that a security interest held by Bank is unperfected or avoidable, or in any way make any assertions to that effect.

15.  The following miscellaneous provisions shall apply to this Agreement:

a.
Waiver. The failure of any party hereto at any time or from time to time to require performance of another party’s obligations under this Agreement shall in no manner affect the right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any subsequent breach.

b.
Severability. If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, the validity and enforceability of all other provisions of this Agreement shall not be affected.

c.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

d.
Fees and Expenses. In the event any party breaches this Agreement, all costs and expenses, including attorneys’ fees, incurred by a non-breaching party shall be included in the damages which may be recovered as a result of such breach or default. In any litigation relating to this Agreement and the transactions contemplated hereby, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees.

e.
Limitations on Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or the transactions contemplated hereby.

f.
Contents of Agreement. Each person signing this Agreement (whether for herself or for himself Individually or on behalf of an entity or organization) acknowledges that this Agreement may reflect changes from previous drafts, if any, and that he or she has read and reviewed this Agreement carefully. Each person signing this Agreement also acknowledges that he or she has not relied on any other party to this Agreement, or on any officer, agent, partner, employee or attorney of any other party to this Agreement, to explain the provisions of this Agreement to him or her, or to identify changes that have been made from prior drafts or versions of this Agreement, if any. Rather, each person signing this Agreement agrees to be solely responsible for being aware of the contents of this Agreement.

16.  Borrower agrees to give Bank written notice, by registered or certified mail, postage-prepaid, of any action or inaction by Bank or any of its officers, directors, employees, agents or attorneys in connection with this Agreement, the Superior Indebtedness, the Collateral, or any related transactions, that may be actionable against Bank or any officer, director, employee, agent or attorney of Bank, or a defense to the enforcement hereof or payment of any loans or any promissory note, including, but not limited to, any commission of a tort or violation of any contractual duty or duties implied by law. Borrower agrees that unless such notice is given as promptly as possible (and in any event within ninety (90) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction, Borrower shall not assert, and shall be deemed to have waived, any such claim or defense.

All notices and other communications required or permitted to be given pursuant to the terms of this Subordination Agreement shall be in writing and mailed by registered or certified mail with return receipt requested, and delivered to the applicable party at the address indicated below:

If to Agent and/or Subordinating Party:	Strasbourger Pearson Tulcin Wolff, Inc. 33 Whitehall Street, 17th Floor New York, NY 10004

If to the Borrower:	MISCOR Group, Ltd. 1125 South Walnut Street South Bend, Indiana 46679 Attn: President

If to Bank:	MFB Financial 4100 Edison Lakes Parkway, Suite 300 Mishawaka, Indiana 46545 Attn: Donald R. Kyle, Chief Operating Officer

With a copy to:	Steven L. Hostetler, Esq. P.O. Box 1210 Mishawaka, Indiana 46546-1210

17.  WAIVER OF JURY TRIAL. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALINGS, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF ANY OF THEM. NONE OF THE PARTIES HERETO SHALL SEEK TO

CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE PARTIES EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

“BORROWER”

MISCOR Group, Ltd., an Indiana corporation

By: /s/ JOHN A. MARTELL
John A. Martell, President and Chief
Executive Officer

“SUBORDINATING PARTY” by its “AGENT”

Strasbourger Pearson Tulcin Wolff, Inc., a New York Corporation

By: /s/ Michael Schumacher
Michael Schumacher

MFB Financial

By: /s/ Donald R. Kyle
Donald R. Kyle, Chief Operating Officer

STATE OF INDIANA )
) SS:
ST. JOSEPH COUNTY )

Before me, the undersigned, a Notary Public in and for said County and State personally appeared John A. Martell, President and Chief Executive Officer, on behalf of MISCOR Group, Ltd., an Indiana Corporation and acknowledged of the execution of the foregoing Subordination Agreement this 8th day of March, 2007.

/s/ James M. Lewis
James M. Lewis, Notary Public
Residing in St. Joseph County, Indiana

James E. Lewis
Notary Public, State of Indiana
St. Joseph County
My Commission Expires

STATE OF NEW YORK )
) SS:
NEW YORK COUNTY )

Before me, the undersigned, a Notary Public in and for said County and State personally appeared Michael Schumacher, on behalf of Strasbourger Pearson Tulcin Wolff, Inc., a New York Corporation and acknowledged of the execution of the foregoing Subordination Agreement this 9th day of March, 2007.

/s/ illegible
Notary Public, State of New York
No. 02G06031473
Qualified in New York County
Commission Expires September 20, 2010

STATE OF INDIANA )
) SS:
ST. JOSEPH COUNTY )

Before me, the undersigned, a Notary Public in and for said County and State personally appeared Donald R. Kyle, Chief Operating Officer, on behalf of MFB Financial, and acknowledged of the execution of the foregoing Subordination Agreement this 9th day of March, 2007.

/s/ Susan M. Scheu
Susan M. Scheu, Notary Public
Residing in St. Joseph County, IN
My commission expires:
1-21-2014

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